SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Definitive Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

THERASENSE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

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(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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THERASENSE, INC.

1360 SOUTH LOOP ROAD

ALAMEDA, CALIFORNIA 94502

SUPPLEMENT TO PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 5, 2004

This Supplement supplements and amends the Proxy Statement dated March 1, 2004 of TheraSense, Inc. (the “Proxy Statement”) mailed to you in connection with the solicitation of proxies on behalf of the Board of Directors of TheraSense for use at the special meeting of stockholders to be held on April 5, 2004, at 10:00 a.m., local time, at the Waterfront Plaza Hotel, 10 Washington Street, Jack London Square, Oakland, California 94607. The purpose of the special meeting is to consider and vote on the proposal to approve and adopt the merger agreement with respect to a merger in which TheraSense will be acquired by Abbott Laboratories. TheraSense’s board of directors has unanimously determined that the merger agreement is advisable, has approved and adopted the merger agreement and the merger and recommends that TheraSense’s stockholders vote “FOR” approval and adoption of the merger agreement and the merger. If you have not already submitted a proxy for use at the special meeting, you are urged to complete, sign, date and return the enclosed proxy promptly.

Litigation Relating to the Merger

As more fully described in the Proxy Statement, on February 9, 2004, a purported stockholder class action lawsuit was filed in Alameda County Superior Court against TheraSense, its directors, certain of its officers and 25 unnamed “Doe” defendants. The lawsuit, Alaska U.F.C.W. Pension Trust v. TheraSense, Inc., et al. (Case No. RG04140525), alleges that the defendants breached their fiduciary duties to TheraSense’s stockholders in connection with the merger by failing to institute procedures to maximize stockholder value and by advancing their individual interests at the expense of TheraSense’s stockholders.

On March 19, 2004, counsel for the parties in the stockholder lawsuit entered into a memorandum of understanding in which they agreed upon the terms of a settlement of the litigation, which would include the dismissal with prejudice of all claims against all the defendants, including TheraSense and its directors. The proposed settlement is conditional upon, among other things, the execution of an appropriate Stipulation of Settlement, consummation of the merger and final approval of the proposed settlement by the court. The proposed settlement contemplates that plaintiff’s lead counsel will apply to the court for an award of attorneys’ fees and costs in an amount of $785,000. These attorneys’ fees and costs will not be deducted from the merger consideration.

As contemplated by the proposed settlement, TheraSense and Abbott have amended the merger agreement, reducing the termination fee payable from TheraSense to Abbott under the merger agreement from $44,500,000 to $30,000,000 and expanding the circumstances in which TheraSense’s board of directors may furnish information and participate in discussions with a third party relating to an alternative acquisition of the Company (See “Amendment to the Merger Agreement” below). In addition, as part of the proposed settlement, TheraSense acknowledged that it had clarified certain disclosures in the Proxy Statement due to the institution of the lawsuit which clarifications are contained in the Proxy Statement previously mailed to you.

Amendment to the Merger Agreement

The following is a summary of the material terms of the amendment to the merger agreement made in connection with the proposed settlement. This summary is qualified in its entirety by reference to the amendment to the merger agreement, which is attached to this supplement as Annex A and incorporated by reference in this section of the supplement. We urge you to read carefully the full text of the amendment to the merger agreement.

In connection with the proposed settlement, TheraSense and Abbott have amended the merger agreement to (i) reduce from $44,500,000 to $30,000,000 the termination fee that TheraSense must pay Abbott if the merger agreement is terminated under certain circumstances and (ii) permit TheraSense’s board of directors to furnish information and participate in discussions with a third party to the extent necessary to inform itself with respect to an unsolicited written bona fide proposal for an alternative acquisition that did not result from a breach of TheraSense’s obligations under the merger agreement and that TheraSense’s board of directors determines in good faith after consultation with outside legal counsel is or might be reasonably expected to lead to a superior acquisition proposal, after providing Abbott prior written notice of its decision to take such action. (See “The Merger Agreement—No Solicitation of Other Offers”, “The Merger Agreement—Termination of the Merger Agreement” and “The Merger Agreement—Termination Fee; Expenses” in the Proxy Statement).

By Order of the Board of Directors

Robert D. Brownell
Vice President, General Counsel and Secretary

Dated: March 22, 2004

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ANNEX A

AMENDMENT NO. 1 TO

THE AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO.1 TO THE AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of March 19, 2004, by and among Abbott Laboratories, an Illinois corporation (“Parent”), Corvette Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”), and TheraSense, Inc., a Delaware corporation (the “Company”), hereby amends the Agreement and Plan of Merger, dated as of January 12, 2004 (the “Agreement”), by and among Parent, Sub and the Company. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

WITNESSETH

WHEREAS, Parent, Sub and the Company have entered into the Agreement;

WHEREAS, on February 10, 2004, an action styled Alaska U.F.C.W. Pension Trust v. TheraSense, Inc., et al., Case No. RG04140525 was filed in the Superior Court of California, County of Alameda (the “Court”) on behalf of a putative class of holders of Company common stock, naming as defendants the Company, its board of directors and certain of its officers and moving to, among other things, block the consummation of the Merger (the “Action”);

WHEREAS, Parent, Sub and the Company have determined that it is desirable that the claims made in the Action be settled on the terms reflected in a Memorandum of Understanding (the “ Memorandum of Understanding”) executed on March 19, 2004 by counsel on behalf of the parties to the Action (the “Settlement”); and

WHEREAS, in connection with the Settlement, Parent, Sub and the Company have agreed to amend Sections 6.2(a) and 9.3(b) of the Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions set forth herein and in the Agreement, the parties hereto agree as follows:

1. Amendments to the Agreement. The Agreement is hereby amended as follows:

(a) The words “or might be reasonably expected to lead to” are hereby inserted between the words “(after consultation with outside legal counsel) is” and the words “a Superior Company Proposal” in the second sentence of Section 6.2(a).

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(b) The amount of “$30,000,000” is hereby inserted in replacement for the amount of “$44,500,000” in the first sentence of Section 9.3(b).

2. Except as specifically provided herein, the Agreement is in all respects unaffected by this Amendment. All of the terms, conditions and provisions of the Agreement as hereby amended shall be and remain in full force and effect and are hereby in all respects ratified and confirmed.

3. This Amendment may be executed (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

4. This Amendment may not be amended, modified or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

5. This Amendment, the unaltered portions of the Agreement, the Company Disclosure Schedules, the Stockholder Agreement and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral but with the exception of consents pursuant to Section 6.1(a) of the Agreement, among the parties with respect transactions contemplated by the Agreement.

6. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the applicable principles of conflict of laws thereof.

IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

THERASENSE, INC.		ABBOTT LABORATORIES

By:	/s/ ROBERT D. BROWNELL	By:	/s/ RICHARD A. GONZALEZ
Name:	Robert D. Brownell	Name:	Richard A. Gonzalez
Title:	Vice President	Title:	President and COO

CORVETTE ACQUISITION CORP.

		By:	/s/ THOMAS C. FREYMAN
		Name:	Thomas C. Freyman
		Title:	EVP, Finance and CFO

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